NEWS RELEASE
Exhibit 99.1

For Immediate Release
Astronics Corporation Announces Offering of
Convertible Senior Notes
•Opportunistic partial refinancing of outstanding 2030 notes
•A portion of the proceeds to be used to purchase capped calls intended to offset any share dilution until at least a targeted 90% premium to the volume-weighted average price of Astronics’ common stock on the date of pricing
EAST AURORA, NY, September 9, 2025 – Astronics Corporation (NASDAQ: ATRO), (“Astronics” or the “Company,” “we” or “our”), today announced that it intends to offer, subject to market and other conditions, $210.0 million aggregate principal amount of convertible senior notes due 2031 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Astronics also expects to grant to the initial purchasers of the Notes an option to purchase up to an additional $15.0 million aggregate principal amount of the Notes, for settlement within a 13-day period beginning on, and including, the first date on which the Notes are issued.
The Notes
The Notes will be Astronics’ senior unsecured obligations. The Notes will mature on January 15, 2031, unless earlier converted, redeemed or repurchased. Prior to October 15, 2030, the Notes will be convertible only upon satisfaction of certain conditions and during certain periods, and, thereafter, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, Astronics will satisfy its conversion obligations by paying cash up to the aggregate principal amount of the Notes to be converted and paying and/or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The interest rate, the initial conversion rate and the other terms of the Notes will be determined upon pricing of the offering.
Astronics intends to use the net proceeds from this offering (i) to pay the cost of the capped call transactions described below and (ii) together with borrowings under its ABL Revolving Credit Facility, to repurchase for cash a portion of its outstanding 5.500% Convertible Senior Notes due 2030 (the “2030 notes”) as described below.
If the option expected to be granted to the initial purchasers to purchase additional Notes is exercised, Astronics intends to use a portion of the net proceeds from the sale of such additional Notes to enter into additional capped call transactions and any remaining net proceeds for general corporate purposes, including the repayment of borrowings under its ABL Revolving Credit Facility.
Capped Call Transactions
In connection with the offering, Astronics expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers of the Notes or their respective affiliates and/or other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Astronics’ common stock initially underlying the Notes. The capped call transactions are generally expected to reduce the potential dilution to Astronics’ common stock upon any conversion of the Notes and/or offset any potential cash payments Astronics is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial
Astronics Corporation      press@astronics.com | +1.716.805.1599
130 Commerce Way | East Aurora, NY 14052

Astronics Corporation Announces Offering of Convertible Senior Notes
September 9, 2025

purchasers exercise their option to purchase additional notes, Astronics expects to enter into additional capped call transactions with the option counterparties.
In connection with establishing their initial hedges of the capped call transactions, Astronics expects the option counterparties or their respective affiliates to enter into various derivative transactions with respect to Astronics’ common stock and/or purchase shares of Astronics’ common stock concurrently with or shortly after the pricing of the Notes, including with, or from, as the case may be, certain investors in the Notes. This activity could increase (or reduce the size of any decrease in) the market price of Astronics’ common stock or the Notes at that time.
In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Astronics’ common stock and/or purchasing or selling Astronics’ common stock or other securities of Astronics in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during the observation period related to a conversion of the Notes, in connection with any fundamental change repurchase or redemption of the Notes and, to the extent Astronics unwinds a corresponding portion of the capped call transactions, following any other repurchase of the Notes). This activity could also cause or avoid an increase or a decrease in the market price of Astronics’ common stock or the Notes, which could affect a noteholder’s ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of the Notes.
Repurchase of Outstanding 2030 Notes
Concurrently with the pricing of the offering, Astronics expects to enter into one or more privately negotiated transactions effected through one of the initial purchasers or its affiliate, as its agent, with certain holders of the 2030 notes to repurchase for cash a portion of the 2030 notes on terms negotiated with each such holder. The terms of each note repurchase are anticipated to be individually negotiated with each holder of the 2030 notes and will depend on several factors, including the market price of Astronics’ common stock and the trading price of the 2030 notes at the time of each such note repurchase. No assurance can be given as to how much, if any, of the 2030 notes will be repurchased or the terms on which they will be repurchased.
Astronics expects that some or all of the holders of the 2030 notes that it repurchases may purchase shares of Astronics’ common stock in open market transactions to unwind hedge positions that they have with respect to their investment in the 2030 notes. These open market purchases, in turn, may place upward pressure on the trading price of Astronics’ common stock, causing Astronics’ common stock to trade at higher prices than would be the case in the absence of these purchases. Such repurchases may affect the market price of the Notes and may also impact the initial conversion price for the Notes.
* * *
The Notes will be offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the Notes and any shares of Astronics’ common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any state securities law, and the Notes and any such shares may not be offered or sold absent registration under, or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, including the Notes or any shares of Astronics’ common stock or the 2030 notes, nor shall there be any offer, solicitation or sale of any Notes or any such shares of Astronics’ common stock or the 2030 notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Astronics Corporation      press@astronics.com | +1.716.805.1599
130 Commerce Way | East Aurora, NY 14052

Astronics Corporation Announces Offering of Convertible Senior Notes
September 9, 2025

About Astronics
Astronics Corporation (NASDAQ: ATRO) serves the world’s aerospace, defense and other mission-critical industries with proven innovative technology solutions. Astronics works side-by-side with customers, integrating its array of power, connectivity, lighting, structures, interiors and test technologies to solve complex challenges. For over 50 years, Astronics has delivered creative, customer-focused solutions with exceptional responsiveness. Today, global airframe manufacturers, airlines, military branches, completion centers and Fortune 500 companies rely on the collaborative spirit and innovation of Astronics. The Company’s strategy is to increase its value by developing technologies and capabilities that provide innovative solutions to its targeted markets.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of the words “expect,” “anticipate,” “plan,” “may,” “will,” “estimate,” “feeling” or other similar expressions and include all statements with regard to the pricing, completion, timing and size of the proposed offering, the intended use of proceeds, the completion of the capped call transactions on the anticipated terms or at all, the completion of the 2030 notes repurchase transactions on the anticipated terms or at all, the terms of the Notes being offered and the anticipated effects of entering into the capped call transactions and the repurchase of outstanding 2030 notes. Because such statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements. Important factors that could cause actual results to differ materially from what may be stated here include the trend in growth with passenger power and connectivity on airplanes, the state of the aerospace and defense industries, the market acceptance of newly developed products, internal production capabilities, the timing of orders received, the status of customer certification processes and delivery schedules, the demand for and market acceptance of new or existing aircraft which contain the Company’s products, the impact of regulatory activity and public scrutiny on production rates of a major U.S. aircraft manufacturer, the need for new and advanced test and simulation equipment, customer preferences and relationships, the effectiveness of the Company’s supply chain and other factors which are described in filings by Astronics with the Securities and Exchange Commission. Except as required by applicable law, the Company assumes no obligation to update forward-looking information in this news release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial conditions or prospects, or otherwise.

For more information, contact:
Company	Investors
Nancy L. Hedges, CFO	Deborah K. Pawlowski
Astronics Corporation	Alliance Advisors IR
T: 716.805.1599	T: 716.843.3908
dpawlowski@allianceadvisors.com
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Astronics Corporation      press@astronics.com | +1.716.805.1599
130 Commerce Way | East Aurora, NY 14052